UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2018, Asta Funding, Inc. (the “Company”) received an Additional Determination Letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rules due to its failure to timely hold an annual meeting of shareholders for the fiscal year ended September 30, 2017 (the “Annual Meeting”), which is required to be held within twelve months of the Company’s fiscal year end under Nasdaq Listing Rule 5620(a).

The Letter indicated that the failure to timely hold the Annual Meeting serves as an additional basis for delisting the Company’s securities, and that the Nasdaq Hearings Panel (the “Panel”) will consider the matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Global Select Market. The Letter also indicated that, pursuant to Nasdaq Listing Rule 5810(d), the Company is required to present its views with respect to this additional delinquency to the Panel by October 9, 2018 if they are to be considered by the Panel in making its determination.

As previously disclosed, the Company is also not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). Also as previously disclosed, the Company received similar Staff Determination letters from Nasdaq notifying the Company that, since it had not filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its Quarterly Reports on Form 10-Q for the periods ended December 31, 2017, March 31, 2018 and June 30, 2018 (together, the “Reports”), the Company’s common stock was subject to delisting from Nasdaq unless the Company requested a hearing with the Panel. The Company requested such a hearing, and the Panel subsequently determined to continue the Company’s listing pursuant to an exception through November 30, 2018. The Panel’s decision requires the Company to inform the Panel by November 30, 2018 that the Company has filed all the Reports with the SEC. The Panel decision also requires the Company to notify the Panel immediately in the event that it is determined that the Company will not satisfy the November 30, 2018 deadline, should an event occur that would substantially jeopardize the Company’s ability to meet that date or if any other significant events occur before that deadline.

The Company intends to present its views with respect to the additional delinquency associated with the annual meeting of shareholders. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements related to the continued listing of the Company’s common stock on the NASDAQ Global Select Market. In some cases, forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, risks related to our ability to timely complete the filings described above. Other risks and uncertainties include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2016 and other filings with the SEC. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2018	Asta Funding, Inc.

	By:	/s/ Bruce R. Foster
	Name: Title:	Bruce R. Foster Chief Financial Officer

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